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                                                                   EXHIBIT 10.15


                   ADDENDUM TO SALARY CONTINUATION AGREEMENT


         This ADDENDUM, made and entered into this 27th day of February, 1996, by and between WEDCO TECHNOLOGY, INC. ("Corporation") and WILLIAM E. WILLOUGHBY ("Employee").

         WHEREAS, Employee and Corporation entered into a Salary Continuation Agreement dated June 28, 1994;

         WHEREAS, on account of a proposed merger of the Corporation with and into W Acquisition Corp., a wholly owned subsidiary of ICO, Inc., Employee will be engaged as a Consultant for the corporation surviving the merger; and

         WHEREAS, the parties desire to amend the Salary Continuation Agreement to provide for amendments to the terms and conditions upon which the Corporation shall pay compensation to Employee's spouse after his death;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, intending to be legally bound, the parties hereto agree as follows:

         1. The following words shall be inserted in paragraphs 1, 2 and 3 of the Salary Continuation Agreement after the words "Chairman of the Board" everywhere such words appear:

                               "or a Consultant."

         2. Paragraph 1 of the Salary Continuation Agreement shall be further amended to delete the words "five (5) years after Employee's death," and substitute therefore "April 30, 2001."

         3. The parties agree that Employee shall not be deemed to be acting as a Consultant unless he is engaged as such for compensation that equals or exceeds an annual rate of $150,000.
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         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year first above written.


ATTEST:                             WEDCO TECHNOLOGY, INC.



______________________________      By:___________________________
Secretary



                                       ______________________________
                                       WILLIAM E. WILLOUGHBY